UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 13, 2013

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement for Certain Officers.

On November 13, 2013, the Board of Directors of Multimedia Games Holding Company, Inc. (the “Company”) appointed Adam D. Chibib, age 47, to the position of President of the Company. Mr. Chibib will continue to serve as the Company’s Chief Financial Officer, and Patrick J. Ramsey will continue to serve as the Company’s Chief Executive Officer.

In connection with his appointment as President, Mr. Chibib’s base salary was increased to $450,000 per year, effective as of November 13, 2013. Additionally, on November 13, 2013, Mr. Chibib was granted an option to purchase 20,000 shares of the Company's common stock with an exercise price per share equal to the closing selling price of our common stock on November 13th and subject to a vesting schedule over a four year period beginning on the grant date, with 25% vesting after one year, and continuing to vest in equal quarterly installments during each of the following three years.

Further information relating to Mr. Chibib’s prior business experience may be found in the Company’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on December 12, 2012, in the section titled “Executive Officers,” which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: November 18, 2013	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary

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